                                                                     Exhibit 3.1
                                                                     -----------

                            THE COMPANIES ORDINANCE
                            -----------------------

                       PRIVATE COMPANY LIMITED BY SHARES
                       ---------------------------------

                           MEMORANDUM OF ASSOCIATION
                           -------------------------



1   The name of the Company in English is: R.T.S. Relational Technology Systems
    Ltd.

    The name of the Company in Hebrew is: [Hebrew spelling of Company's Name]

1 The objects for which the Company is established are as follows (indicate the primary object):

    1.1   Development of computer software;

    1.2   The purchase and acquisition of computers;

    1.3   Any business activity in the field of computers;

    1.4   Any other object as shall be resolved by the Company's management.


3.  The liability of the members is limited.

4. The share capital of the Company shall be NIS 10,000 (ten thousand New Israeli Shekels) divided into 10,000 Ordinary Shares of par value NIS 1.0 per share.

    WE, the several persons or entities whose names and addresses are hereunto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to subscribe for the number of shares in the capital of the Company set opposite our respective names.

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         Name                     Address               No. of            Signature           Date
                                                        Shares
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
Dov Rozenfeld           38 Haa'rbaa' St., Jerusalem        1      /s/ Dov Rozenfeld
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Vladimir Morgenstern    Gilo 237/89, Jerusalem             1      /s/ Vladimir Morgenstern
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


Total shares Subscribed for: 2
Dated this 8/th/ day of March, 1988.

WITNESS to the above signatures of Dov Rozenfeld and Vladimir Morgenstern.

          /s/
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